CONSENT OF FELIPE SANTOS

     I hereby consent to the use of my name in the Registration Statement on Form S-4 of Fusion Networks Holdings, Inc. and any amendment thereto, as the same appears therein under the caption "Management" with respect to my becoming a director of Fusion Networks Holdings, Inc.

October 29, 1999

                                               /s/ Felipe Santos
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                                               Felipe Santos